    As filed with the Securities and Exchange Commission on August 3, 1999
                                         Registration Statement No. 333-________

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ____________________

                             BUSINESS OBJECTS S.A.
            (Exact name of Registrant as specified in its charter)

                             ____________________


        Republic of France                                  None
        ------------------                                  ----
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

               1 Square Chaptal, Levallois-Perret, France 92300
  (Address, including zip code, of Registrant's principal executive offices)

                             ____________________

          1995 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
          -----------------------------------------------------------
                   FRENCH EMPLOYEE SAVINGS PLAN, AS AMENDED
                   ----------------------------------------
                            1999 STOCK OPTION PLAN
                            ----------------------
                          (Full titles of the Plans)

                             ____________________

                          Clifton Thomas Weatherford
                            Chief Financial Officer
                           Business Objects Americas
                               2870 Zanker Road
                          San Jose, California 95134
                                (408) 953-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             ____________________

                                   Copy to:
                            Kenneth M. Siegel, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

================================================================================

                                                  CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed Maximum           Proposed Maximum           Amount of
     Title of Securities                Amount to be              Offering Price                Aggregate             Registration
      to be Registered                   Registered                  Per Share               Offering Price               Fee
Ordinary Shares, nominal value
  one French franc per share (1)

1995 International Employee
  Stock Purchase Plan                        260,000                    $37.09                    $ 9,643,400(2)         $ 2,680.87

French Employee Savings Plan                  90,000                    $37.09                    $ 3,338,100(2)         $   928.00

1999 Stock Option Plan                       875,000                    $43.63                    $38,176,250(3)         $10,613.00

(1) American Depository Shares evidenced by American Depository Receipts that are issuable upon deposit of the Ordinary Shares with The Bank of New York as Depository registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 33-83164).

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of $37.09 per share (85% of $43.63, which was the average of the bid and ask closing price of the Registrant's American Depository Shares on July 28, 1999).

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis $43.63 per share (the average of the bid and ask closing price of the Registrant's American Depository Shares on, July 28, 1999.)

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note
- ----------------

     This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 260,000 shares of the Registrant's Ordinary Shares to be issued pursuant to the Registrant's 1995 International Employee Stock Purchase Plan, as amended (the "1995 Plan"), (ii) an additional 90,000 shares to be issued under the Registrant's French Employee Savings Plan, as amended (the "Savings Plan"), and (iii) 875,000 shares to be issued pursuant to the Registrant's 1999 Stock Option Plan (the "1999 Option Plan"). The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the 1995 Plan and the Savings Plan (Commission File No. 333-65571) is incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (which incorporates by reference certain portions of the Registrant's definitive notice and proxy statement for its fiscal 1998 Ordinary and Extraordinary Meeting of Shareholders).

        2. The Registrant's Reports on Form 10-Q and Form 10-Q/A for the quarterly period ended March 31, 1999.

        3. The description of Registrant's Ordinary Shares, nominal value one French franc per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 0-24720).

     All documents subsequently filed by Registrant, and, to the extent provided therein, any further documents subsequently furnished by the Registrant (including Form 8-Ks), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant maintains liability insurance for its directors and principal executive officers, including insurance against liabilities under the Securities Act of 1933, as amended, pursuant to a written agreement with each of its directors and officers.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Index to Exhibits.
         -----------------

  Exhibit                                Description of Document
  Number


        3.1 Statuts or charter of the Registrant as amended on May 4, 1999 (English translation).

     4.1(1) Form of Deposit Agreement, as amended on December 30, 1998, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including Exhibit A thereto).

        4.2  1995 International Employee Stock Purchase Plan, as amended.

        4.3  French Employee Savings Plan, as amended (English translation).

        4.4  1999 Stock Option Plan.

        5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

       23.1  Consent of Ernst & Young LLP, independent auditors.

       23.2  Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in
             Exhibit 5.1).

       24.1  Powers of Attorney (included on signature page).

__________________

(1) Incorporated by Reference to Exhibit 4.0 to the Registrant's Annual Report on Form 10-K (File No. 000-24720) filed with the Commission on March 23, 1999.


Item 9.  Undertakings.
         ------------

    (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on July 30, 1999.

                                          BUSINESS OBJECTS S.A.


                                          By:/s/ Bernard Liautaud
                                             --------------------
                                             Bernard Liautaud,
                                             Chairman, President and
                                             Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard Liautaud and Clifton T. Weatherford and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on July 30, 1999, by the following persons in the capacities indicated.

         Signature                               Title                              Date
/s/ Bernard Liautaud        Chairman of the Board, President and Chief        July 30, 1999
- --------------------------  Executive Officer (Principal Executive
    Bernard Liautaud        Officer)


/s/ Clifton T. Weatherford  Chief Financial Officer and Senior Group          July 30, 1999
- --------------------------  Vice President (Principal Financial and
    Clifton T. Weatherford  Accounting Officer)


/s/ Bernard Charles         Director                                          July 30, 1999
- --------------------------
    Bernard Charles

/s/ Philippe Claude         Director                                          July 30, 1999
- --------------------------
    Philippe Claude

/s/ Vincent Worms           Director                                          July 30, 1999
- --------------------------
    Vincent Worms

/s/ Arnold N. Silverman     Director                                          July 30, 1999
- --------------------------
    Arnold N. Silverman

                            Director
- --------------------------
    Albert Eisenstat

                               Index to Exhibits
                               -----------------


    Exhibit                             Description of Document
    Number

         3.1 Statuts or charter of the Registrant as amended on May 4, 1999 (English translation).

      4.1(1) Form of Deposit Agreement, as amended on December 30, 1998, among Business Objects S.A., the Bank of New York, as Depositary, and holders from time to time of American Depositary Shares issued thereunder (including Exhibit A thereto).

         4.2     1995 International Employee Stock Purchase Plan, as amended.

         4.3     French Employee Savings Plan, as amended (English translation).

         4.4     1999 Stock Option Plan.

         5.1 Opinion of Stibbe, Simont, Monahan, Duhot & Giroux as to the validity of the Ordinary Shares.

        23.1     Consent of Ernst & Young LLP, independent auditors.

        23.2     Consent of Stibbe, Simont, Monahan, Duhot & Giroux (included in
                 Exhibit 5.1).

        24.1     Powers of Attorney (included on signature page).
- -----------------------
(1) Incorporated by Reference to Exhibit 4.0 to the Registrant's Annual Report on Form 10-K (File No. 000-24720) filed with the Commission on
    March 23, 1999.